UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report: March 30, 2019
(Date of earliest event reported)

Turtle Beach Corporation
(Exact name of registrant as specified in its charter)

Nevada	001-35465	27-2767540
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

11011 Via Frontera, Suite A/B
San Diego, California 92127
(Address of principal executive offices)
(858) 800-3718
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 1.01. Entry into a Material Definitive Agreement.

On March 30, 2019, Turtle Beach Corporation (the “Company”) and certain funds affiliated with AWM Investment Co. (the “Special Situations Funds”) entered into Amendment No. 1 (the “Warrant Amendment”) to the Warrant Agreement, dated as of April 23, 2018 (the “Warrant Agreement”), by and between the Company and the Special Situations Funds. The Warrant Amendment amends the Warrant Agreement to revise the terms under which Special Situations Funds may exercise its rights under a Fundamental Transaction (as defined in the Warrant Agreement).   As a result of the Warrant Amendment, the warrants are no longer accounted for as a financial instrument obligation and reported as a liability that is marked to market each period with changes in fair value reported in earnings.  The warrants were marked to market through March 30, 2019, the execution date of the Warrant Amendment, at which time the warrants are accounted for as an equity instrument with the fair value on that date reclassified to additional paid-in-capital.
Item 9.01 — Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
4.1	Amendment to Pre-Funded Common Stock Purchase of Warrants, dated as of March 30, 2019, by and between the Company and the Special Situations Funds

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TURTLE BEACH CORPORATION

Date:	April 3, 2019	By:	/S/ JOHN T. HANSON
John T. Hanson Chief Financial Officer, Treasurer and Secretary